EXHIBIT 99.3

                              STOCK ORDER FORM AND
                            ORDER FORM INSTRUCTIONS






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                          FIRST NILES FINANCIAL, INC.

                               Conversion Center
                              55 North Main Street
                               Niles, Ohio 44446
                                 (XXX)-XXX-XXXX

                                STOCK ORDER FORM
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Deadline: The Subscription Offering ends at 12:00 Noon, Eastern Time, on October
XX, 1998. Your original Stock Order Form and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at the Home Federal Savings and Loan office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.
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(1) Number of Shares           Price Per Share         (2) Total Amount Due
--------------------           ---------------         --------------------
                                 X $10.00 =             $

The minimum number of shares that may be subscribed for is 25. The maximum individual subscription is 15,000 shares. No person, together with associates of and persons acting in concert with such person may purchase more than 30,000 shares of the Common Stock sold in the Conversion. There are additional purchase limitations for associates and groups acting in concert, as defined in the Prospectus.
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Method of Payment
(3) [ ] Enclosed is a check, bank draft or money order payable to First Niles Financial, Inc., for $_____________.
(4) [ ] I authorize Home Federal Savings and Loan Association of Niles to make withdrawals from my Home Federal Savings certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

            Account Number(s)               Amount(s)
        ___________________________     ________________
        ___________________________     ________________
        ___________________________     ________________
                   Total Withdrawal     ________________

           There is NO penalty for early withdrawal.
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(5)  [ ] Check here if your are a director,  officer or employee of Home Federal
         Savings   and   Loan    Association  of  Niles  or  a  member  of  such
         person's immediate family (same household).
(6)  [ ] Associate - Acting in Concert
     Check here, and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares in the Subscription Offering.

(7) Purchaser Information (check one)

a. [ ] Eligible Account Holder Check here if you were a depositor with $50.00 or more on deposit with Home Federal Savings and Loan Association of Niles as of 3/31/97. Enter information below for all deposit accounts that you had at Home Federal Savings and Loan Association on X/XX/XX.
b. [ ] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Home Federal Savings and Loan Association of Niles as of xx/xx/xx but are not an Eligible Account Holder. Enter information below for all deposit accounts that you have at Home Federal Savings and Loan Association of Niles on xx/xx/xx.
c. [ ] Voting Member - Check here if you were a depositor of Home Federal Savings and Loan Association as of xx/xx/xx, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder or were a borrower of Home Federal Savings and Loan Association of Niles as of x/xx/98 whose loan was in existence on xx/xx/xx, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts and/or loan accounts that you had at Home Federal Savings and Loan Association of Niles on x/xx/xx.

           Account Title (Names on Accounts)          Account Number
           _____________________________________      _____________________
           _____________________________________      _____________________
           _____________________________________      _____________________

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights. (additional space on back of form)
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(8)  Stock Registration - Please Print Legibly and Fill Out Completely

     (Note: The Stock Certificate and all correspondence related to this stock order will be mailed to the address provided below)

[ ]Individual          [ ]Uniform Transfer to Minors   [ ]Partnership
[ ]Joint Tenants       [ ]Uniform Gift to Minors       [ ]Individual Retirement
                                                          Account
[ ]Tenants in Common   [ ]Corporation                  [ ]Fiduciary/Trust (Under
                                                          Agreement Dated_____)
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Name                                    Social Security or Tax I.D.
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Name                                    Social Security or Tax I.D.
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Mailing                                              Daytime
Address                                              Telephone
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                             Zip                     Evening
City           State         Code       County       Telephone
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[ ]  NASD Affiliation  (This section only applies to those  individuals who meet the delineated criteria)

     Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and (2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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Acknowledgment  By signing below, I acknowledge  receipt of the Prospectus dated
September XX, 1998 and understand I may not change or revoke my order once it is received by First Niles Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. First Niles Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal
Revenue  Service  that  you  are  subject  to  backup  withholding   because  of
under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

Signature THIS FORM MUST BE SIGNED AND DATED TWICE: Here and on the Certification Form. THIS ORDER IS NOT VALID IF THE STOCK ORDER FROM AND CERTIFICATION FORM ARE NOT BOTH SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature                                                         Date
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Signature                                                         Date
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                                                                  Turn Page Over

FOR OFFICE    Date Rec'd _____/___/____      Check #   _____________
USE           Amount $   ______________      Category  _____________
Batch #  ________ - _____________   Order #  Deposit $ _____________

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                           First Niles Financial, Inc.
             Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions
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Item 1 and 2 - Fill in the number of shares  that you wish to  purchase  and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 15,000 shares; provided, however that such shares when added to any exchange shares to which such person may be entitled as a shareholder of the Savings Bank may not exceed 30,000 shares. There are additional purchase limitations for associates and groups acting in concert as defined in the Prospectus. First Niles Financial, Inc. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to First Niles Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at Home Federal Savings and Loan Association of Niles current passbook rate.

Item 4 - To pay by withdrawal from a savings account or certificate at Home Federal Savings and Loan Association of Niles, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Home Federal Savings and Loan Association of Niles will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

Item 5 - Please check this box to indicate whether you are a director, officer or employee of Home Federal Savings and Loan Associtaion of Niles or a member of such person's immediate family

Item 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

     Item 7 - Please check the  appropriate box if you were:

          a) A depositor with $50.00 or more on deposit at Home Federal Savings and Loan Association of Niles as of March 31, 1997. Enter information below for all deposit accounts that you had at Home Federal on March 31, 1997.
          b) A depositor with $50.00 or more on deposit at Home Federal Savings and Loan Association of Niles as of XX XX, 1998, but is not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Home Federal on XX XX, 1998.
          c) A depositor at Home Federal Savings and Loan Association of Niles as of ______ __, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder or a borrower of Home Federal as of _________, 199x whose loan continues to be outstanding as of ______ __, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.
          d) An officer, director, or employee of Home Federal Savings and Loan Association of Niles
          e)   General Community

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of First Niles Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

Stock Ownership Guide
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Individual - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Gift to Minors - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. Use the minor's social security number.

Corporation/Partnership - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Home Federal Savings and Loan Association of Niles does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.